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                          Certification under Rule 466


         The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

         (1) That it previously had filed a registration statement on Form F-6 (Impala Platinum Holdings Limited 333-101728) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

         (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                   By: DEUTSCHE BANK TRUST COMPANY
                                         AMERICAS, Depositary

                                   By: /s/ Paul Martin
                                      ------------------------
                                      Paul Martin
                                      Vice President